Exhibit 99.1

Media Contact: Investor Contact:	Vance Meyer (904) 359-3161 David Baggs (904) 359-4812
CSX REPORTS 31 PERCENT INCREASE IN EPS
AND INCREASES DIVIDEND
Surface Transportation produces record third-quarter operating income
     JACKSONVILLE, Fla., October 26, 2005 — CSX Corporation (NYSE: CSX) today reported third quarter net earnings of $164 million, or $.72 per share, a 31 percent increase in earnings per share from the same quarter in 2004. Also today, CSX announced a 30 percent increase in its quarterly dividend to $0.13 per common share. The dividend is payable December 15, 2005 to shareholders of record on November 25, 2005.
     “The strong third quarter results were particularly gratifying in light of the impact from Hurricane Katrina,” said Michael J. Ward, CSX Corporation chairman and chief executive officer. “The dividend increase reflects this team’s confidence in its ability to deliver sustained value to shareholders.”
     In the quarter, the company’s core Surface Transportation businesses, which include rail and intermodal, achieved:
•	record third-quarter operating income of $361 million, up 46 percent from the same period last year and representing the seventh consecutive quarter of year-over-year improvement;

•	revenue of $2.1 billion, an increase of 9 percent over the third quarter of 2004 with strength in all major markets; and

•	an operating ratio of 83.0 percent, an improvement of 4.3 points from the same quarter last year.
     CSX executives will provide additional perspective on the quarterly results at its third-quarter earnings conference call, beginning at 11 a.m. today. Those interested in participating in the meeting may do so by dialing (212) 271-4562 and asking for the CSX Earnings Call. In conjunction with the call, presentation materials and a live audio web cast will be available on CSX’s web site at www.csx.com.
     In addition, CSX’s detailed financial information is contained in its Quarterly Flash document, which is posted on www.csx.com, and filed on Form 8-K with the Securities and Exchange Commission.

     CSX Corporation, based in Jacksonville, Fla., owns companies providing rail, intermodal and rail-to-truck transload services that are among the nation’s leading transportation companies, connecting 70 river, ocean and lake ports, as well as over 200 short line railroads. Its principal operating company, CSX Transportation Inc., operates the largest railroad in the eastern United States with a 22,000-mile rail network linking commercial markets in 23 states, the District of Columbia, and two Canadian provinces. CSX Intermodal Inc. is a stand-alone integrated intermodal company serving customers with its own truck and terminal operations plus a dedicated domestic container fleet. More information about CSX Corporation and its subsidiaries is available at the company’s website, www.csx.com.
###
     This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.
     Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.